UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018 (September 13, 2018)

BYLOG GROUP CORP.

(Exact name of Company as specified in its charter)

Nevada	333-211808	37-1791003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84/1 Bilang, Hutan #402,

Dalian City, Liaoning Province, 116013, China

(Address of principal executive offices) (Zip Code)

+86 (775) 430-5510

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On September 13, 2018, the board of directors of Bylog Group Corp. (the “Company”) decided to dismiss Paritz & Company, P.A. (“Paritz”) as its independent registered public accounting firm, effectively immediately.

The audit reports of Paritz on the Company’s financial statements as of and for the fiscal years ended March 31, 2017 and 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of Paritz included an explanatory paragraph that described factors that raised an uncertainty about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended March 31, 2018 and 2017, and for the subsequent interim period through September 13, 2018, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Paritz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent fiscal years ended March 31, 2017 and 2018, and for the subsequent interim period through September 13, 2018, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure that our disclosure controls and procedures were not effective to ensure that information required to be disclosed in the reports that the Company filed or submitted under the 1934 Securities Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished Paritz with a copy of this Current Report on Form 8-K on September 19, 2018, providing Paritz with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of Paritz’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On September 13, 2018, in connection with the dismissal of Paritz, upon the approval of its board of directors, the Company engaged WWC, P.C. (“WWC”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended March 31, 2017 and 2018, and for the subsequent interim period through September 13, 2018, neither the Company nor anyone on its behalf consulted WWC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that WWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Paritz & Company, P.A., dated September 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bylog Group Corp.

Dated: September 21, 2018	By:	/s/ Dehang Zhou
Dehang Zhou Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Paritz & Company, P.A., dated September 21, 2018